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                                                                   EXHIBIT 3.8.2

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                                DPC FUNDING CORP.

      DPC Funding Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, pursuant to a duly convened special meeting of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation (the "Amendment"):

            Article First of the Certificate is Incorporation is hereby amended to provide in its entirety as follows:

      "FIRST: The name of the Corporation is Doane/Windy Hill Joint
      Venture Corp."

      SECOND: This Amendment was duly adopted in accordance with Section 242 of the DGCL.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Thomas R. Heidenthal, its Senior Vice President and Chief Financial Officer, this 10th day of November, 1998.

                                    DPC FUNDING CORP.



                                    /s/ Thomas R. Heidenthal
                                    ------------------------------
                                    Thomas R. Heidenthal
                                    Senior Vice President and
                                    Chief Financial Officer